IVY FUNDS
EX-99.B-77Q1

SUB-ITEM 77Q1(a): Amendments to Registrant's Declaration of Trust

Amendment to the Declaration of Trust, effective February 27, 2008, was filed with the Securities and Exchange Commission by EDGAR on April 1, 2008 in Post-Effective Amendment No. 148 to the Registration Statement on Form N1-A, and is incorporated by reference herein.